Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used in this section of the filing and not defined in this section of the filing have the respective meanings given to those terms as defined and included elsewhere in this filing. Terms specifically defined in this section have such meanings for purposes of this section of this filing. In particular, in this section of the filing, the term “Greenrose” refers to The Greenrose Holding Company, Inc. (formerly known as Greenrose Acquisition Corp). The term “Common Stock” refers to the Common Stock of Greenrose.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020, combine the financial statements of the acquirer, Greenrose, and the acquiree Theraplant, LLC (“Theraplant”) (collectively, the “Operating Company”) giving effect to (a) the Business Combination and (b) the Financing (collectively, the “Transactions”), as if they had occurred on January 1, 2020 in respect of the unaudited pro forma condensed combined statements of operations and on September 30, 2021 in respect of the unaudited pro forma condensed combined balance sheet.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read in conjunction with the following included elsewhere in this filing:

●	the historical audited financial statements of Greenrose as of and for the year ended December 31, 2020 and the related notes, included elsewhere in this filing;

●	the historical unaudited consolidated financial statements of Greenrose as of and for the nine months ended September 30, 2021 and the related notes, included elsewhere in this filing;

●	the historical audited financial statements of the Operating Company as of and for the year ended December 31, 2020 and the related notes, included elsewhere in this filing;

●	the historical unaudited financial statements of the Operating Company as of and for the nine months ended September 30, 2021 and the related notes, included elsewhere in this filing;

●	As the SEC predecessor, Theraplant Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this filing;

●	Greenrose Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this filing; and

●	Risk Factors.

See the section entitled “Explanatory Note” elsewhere in this filing for further background information of each of the parties in the Business Combination.

The unaudited condensed combined pro forma adjustments reflecting the consummation of the Transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Transactions.

Description of the Transactions

The Business Combination

Greenrose closed on the Business Combination with a valuation determined by our Board meeting the 80% of fair market value test. Based on required regulatory approval and anticipated regulatory review period, the acquisition of Theraplant will enable Greenrose to complete its Business Combination in compliance with the 80% of fair market value test most expeditiously. Upon completion of the acquisition of Theraplant, Greenrose currently expects to continue to work towards the acquisition of each of Shango Holdings, Inc. and Futureworks LLC and certain assets of Arizona-based True Harvest, LLC. Each of these acquisitions is subject to, among other things, Greenrose’s compliance with certain debt covenants, the terms, conditions and rights in each of the applicable agreements and the receipt of applicable state regulatory approvals, if any.

The Theraplant Merger Agreement:

On March 12, 2021, Greenrose entered into the Theraplant Merger Agreement with TPT Merger Sub, Theraplant and SRS as the selling securityholders’ representative, pursuant to which, subject to the terms and conditions contained therein, TPT Merger Sub will merge with and into Theraplant, with Theraplant continuing as the surviving entity and a wholly-owned subsidiary of Greenrose. Pursuant to the Theraplant Merger Agreement, at the effective time of the Theraplant Merger, each unit of Theraplant issued and outstanding immediately prior to the effective time will be cancelled and converted into the right to receive a pro rata portion of merger consideration (without interest), as described below. The aggregate merger consideration to be paid at the closing to the unit holders of Theraplant will be $150,000,000, comprised of $50,000,000 Common Stock (5,000,000 shares of Common Stock valued at $10 per share) and $100,000,000 in cash, subject to customary purchase price adjustments, and an indemnity escrow as described more fully in the Theraplant Merger Agreement.

On August 10, 2021, we entered into an amendment (the “Theraplant Amendment No.1”) to the Agreement and Plan of Merger dated as of March 12, 2021, by and among Greenrose Acquisition Corp., GNRS CT Merger Sub, LLC, Theraplant, LLC (“Theraplant”) and Shareholder Representative Services LLC (the “Merger Agreement”). Theraplant Amendment No. 1 extended the drop-dead date of the Merger Agreement to November 30, 2021. Also, the Merger Agreement was amended by restating the “Aggregate Consideration” portion to mean the aggregate amount of consideration to be paid or issued by Parent in respect of all Company Units in the sum of $100,000,000, minus the escrow amount, the expense amount, and the Managing Member Expense amount. Furthermore, aggregate consideration would now include the amount equal to the difference between the Estimated Closing New Working Capital, and the Base Net Capital. Additionally, the Aggregate Consideration would include the amount released from the Escrow and Expense Fund, the amount released from the Managing Member Expense Fund, and the Stock Consideration comprised of unregistered shares of Parent Common Stock valued at $10.00 per share payable in the aggregate amount of $50,000,000.

On November 26, 2021, we entered into an amendment (the “Theraplant Amendment No.2”) to the Agreement and Plan of Merger dated as of March 12, 2021, by and among Greenrose Acquisition Corp., GNRS CT Merger Sub, LLC, Theraplant, LLC (“Theraplant”) and Shareholder Representative Services LLC (the “Merger Agreement”). Theraplant Amendment No. 2 deferred cash payment (“Deferred Cash Payment”) of $10.0 million for up to twelve months following Closing plus simple interest thereon at an annual rate of 9%, payable in equal monthly installments. At the option of the seller, the Deferred Cash Payment may be converted to Greenrose Common Stock at any time at a price per share of $10 per share. Of the Deferred Cash Payment amount, $1.8 million will be reserved in a restricted cash account to reflect two months of payments.

The Financing

Greenrose entered into a commitment letter with an Investors (the “Investor”) pursuant to which the Investor have agreed to loan Greenrose an aggregate of $88.0 million (“the secured loan”), through a senior secured credit facility (the “Credit Facility”) (the “Financing”). The Credit Facility also has a $17 million delayed draw to fund future acquisitions (the “Delayed Draw”). Initial fees associated with the secured loan are 4% due immediately and 2% due at the earlier of (i) December 31, 2022 or (ii) the quarter following a specified triggering event. Further, if the Delayed Draw is made, an additional 2% fee will be payable at the later of (i) the date of funding or the earlier of (i) December 31, 2022 or (ii) the quarter following a specified triggering event. The Credit Facility consists of payment in kind (“PIK”) interest of 8.5% and cash interest of at least 8.5% per annum for the first year. After the first twelve months, PIK interest will be 5% and cash interest will be at least 12% per annum for the remaining two year term.

The funding of the secured loan will also result in the issuance of 2.0 million warrants to the lender, to be exercisable at $0.01 per warrant. If the Delayed Draw is funded, an incremental 0.3 million warrants on the same terms and conditions will be issued to the lender.

The Business Combination were financed with Greenrose’s IPO proceeds that were held within a trust account and the Financing. Upon closing of the Business Combination, Greenrose owns 100% of the Operating Company acquired.

The Business Combination have been accounted for under the acquisition method of accounting under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combination (“ASC 805”), in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Under this method of accounting, Greenrose is the accounting acquirer and the purchase price has been allocated to the Operating Company assets acquired and liabilities assumed with identifiable intangible assets and goodwill being recorded at consummation of the Business Combination.

Management determined that Greenrose is the accounting acquirer based on an evaluation of the following facts and circumstances:

●	Greenrose transferred cash to the respective sellers of the Operating Company from cash on hand and the Financing and in debt financing; none of the Operating Company transferred cash or incurred incremental liabilities in connection with the Business Combination;

●	Greenrose issued stock to certain of the sellers of the Operating Company to effectuate the Business Combination; none of the Operating Company issued equity;

●	Greenrose will have a large voting interest in the combined entity;

●	the current board of directors continues to direct the combined entity with no contemplated changes. As such, Greenrose controls the board;

●	Greenrose will hire or retain executive management of the combined business.

●	the combined entity’s name is The Greenrose Holding Company Inc.; and

●	the corporate headquarters remain that of Greenrose in New York State;

Consideration of $140.0 million was paid out to the sellers of the Operating Company upon closing exclusive of any working capital adjustments and consisting of an estimated $90.0 million in cash, $50 million in the form of shares of Greenrose’s Common stock, comprised of 5.0 million shares assuming a per share value of $10.00. Additionally, $10.0 million of Deferred Cash Payment will be payable to sellers and will have a 9% interest rate per annum. The Deferred Cash Payment can be converted to Greenrose’s Common Stock at any time prior to payment at $10 per share. The cash portion of the Business Combination consideration was funded from the cash held in Greenrose’s trust account, which was $20.2 million after redemptions of $154.9 and $88.0 million of Financing less $3.5 million of original issue discount for a net cash inflow of $84.5 million raised through the Financing. To the extent not used to pay the cash portion of the Business Combination consideration, the redemption price for any properly redeemed shares of Greenrose’s Common stock, or fees and expenses related to the Business Combination and the other transactions contemplated by the Business Combination Agreements, the proceeds from Greenrose’s trust account and the Financing will be used for general corporate purposes, which may include, but not be limited to, working capital for operations, repayment of indebtedness, capital expenditures, and future acquisitions.

Below is a summary of the total consideration of the Business Combination on a gross basis. The GAAP consideration is calculated below in Note 2g.

Cash Paid to Theraplant (1)	90,000
Equity Issuance to Theraplant, $10/share (2)	50,000
Deferred Cash Payment to Theraplant (3)	10,000
Total Consideration At Close	$150,000

(1)	Final cash paid to the sellers of the Operating Company is subject to a final net working capital adjustment pursuant to the Business Combination Agreements.
(2)	In accordance with Amendment number 1 to the Merger Agreement with Theraplant, Greenrose will issue 5.0 million shares of Common Stock with an estimated value of $50.0 million issuable upon the close of the Transactions.
(3)	In accordance with Amendment number 2 to the Merger Agreement with Theraplant, $10.0 million will be deferred for up to twelve months and will carry an annual interest rate of 9% payable to the sellers.

Pursuant to Greenrose’s existing certificate of incorporation, Greenrose shareholders have the opportunity to redeem, upon the closing of a business combination, all or a portion of the shares of Greenrose Common Stock held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account.

Greenrose Acquisition Corp

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2021

(Amounts in thousands of U.S. dollars, except per share data)

	Greenrose Acquisition Corp (Historical)	Theraplant (Historical)	Pro Forma Recapitalization Transaction Adjustments		Pro Forma Theraplant Transaction Adjustments		Combined Pro Forma
Assets
Current Assets:
Cash and Cash Equivalents	$102	$3,678	$20,180	2a	$(94,874)	2d	$2,634
			84,480	2b	(5,147)	2e
			(3,968)	2c	(1,816)	2m
			-
Restricted Cash	-	-	-		1,816	2m	1,816
Accounts Receivable	-	1,381	-		-		1,381
Due From Related Parties	-	-	-		-		-
Loans Receivable – Related Parties Current Portion	-	-	-		-		-
Inventories	-	3,231	-		-		3,231
Prepaid Expenses and Other Current Assets	67	240	-		-		307
Total Current Assets	169	8,530	100,692		(100,021)		9,370
Non-Current Assets:
Property and Equipment, Net	-	12,265	-		-		12,265
Loans Receivable – Related Parties	-	-	-		-		-
Intangible Assets, Net	-	-	-		109,000	2f	109,000
Goodwill	-	-	-		31,779	2g	31,779
Deferred Tax Assets	-	-	-		-		-
Marketable Securities Held In Trust Account	174,507	-	(174,507)	2a	-		-
Other Non-Current Assets	50	-	-		-		50
Total Assets	$174,726	$20,795	$(73,815)		$40,758		$162,464
Liabilities
Current Liabilities:
Accounts Payable and Accrued Liabilities	2,015	1,494	10,423		-		13,932
Due to Related Parties	-	-	-		-		-
Deferred Rent, Current Portion	-	-	-		-		-
Current Portion of Equipment Lease	-	-	-		-		-
Lease Liabilities, Current Portion	-	-	-		-		-
Current Portion of Notes Payable	-	217	-		(217)	2e	10,000
					10,000	2h
Current Portion of Notes Payable – Related Parties	-	-	-		-		-
Income Tax Payable	-	-	-		-		-
Sales Tax Payable	-	-	-		-		-
Advances From Related Party	1,095	-	(1,095)	2l	-		-
Distributions Payable to Members	-	-	-		-		-
Total Current Liabilities	3,110	1,711	9,328		9,783		23,932
Long-Term Liabilities:
Lease Liabilities	-	-	-		-		-
Convertible Debt, Net of Debt Discount	-	-	-		-		-
Derivative Liability	-	-	-		-		-
Notes Payable, Net of Current Portion	-	5,147	67,172	2b, 2h	(5,147)	2e	67,172
Deferred Income Taxes	-	58	-		-		58
Private warrants liability	1,168	-	2,000	2i	-		3,168
Convertible Promissory Note - Related Parties	2,752	-	(2,752)	2i	-		-
Total Liabilities	7,030	6,916	75,748		4,636		94,330
Commitment and Contingencies
Common stock subject to possible redemption 17,250,000 shares at redemption value at September 30, 2021	174,458	-	(174,458)	2j	-		-
Shareholders’ Equity:
Share Capital	-	-	-		-		-
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-	-		-		-
Common stock	-	-	-	2j	1	2k	1
Additional paid-in capital	-	-	19,555	2j	50,000	2k	86,348
			15,122	2b
			576	2a
			1,095	2l
Members’ Equity (Deficit)	-	13,879	-		(13,879)	2e	-
Retained Earnings (Accumulated Deficit)	(6,762)	-	(3,968)	2c	-		(18,215)
			(7,783)	2c
			(454)	2b
			752	2i
Total Shareholders’ Equity (Deficit)	(6,762)	13,879	24,895		36,122		68,134

Total Liabilities and Equity	$174,726	$20,795	$(73,815)		$40,758		$162,464

Greenrose Acquisition Corp

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2021

(Amounts in thousands of U.S. dollars, except per share data)

	Greenrose Acquisition Corp (Historical)	Theraplant (Historical)	Pro Forma Recapitalization Transaction Adjustments		Pro Forma Theraplant Transaction Adjustments		Combined Pro Forma
Revenues, net of discounts	$-	$19,956	$-		$-		$19,956
Operating Expenses:
Cost of goods sold (exclusive of depreciation)	-	6,421	-		-		6,421
Selling, General, and Administrative	-	-	-		-		-
Transaction costs	-	-	-		-		-
Sales and Marketing	-	198	-		-		198
General and Administrative	-	2,851	-		-		2,851
Depreciation and Amortization	-	607	10,128	3a	-		10,735

Operating and formation costs	3,578	-	-		-		3,578
Total Operating Expenses:	3,578	10,077	10,128		-		23,783

Income (loss) from Operations:	(3,578)	9,879	(10,128)		-		(3,827)

Other Income (Expense):
Interest expense	(1,118)	(146)	(17,465)	3c	-		(17,611)
			1,118	3e
Interest earned on marketable securities held in Trust Account	13	-	(13)	3d	-		-
Change in fair value of private warrants liability	812	-	-		-		812
Change in fair value of Convertible promissory note, net – related party	959	-	(959)	3e	-		-
Total Other Income (Expense):	666	(146)	(17,319)		-		(16,799)

Income (Loss) Before Provision for Income Taxes:	(2,912)	9,733	(27,447)		-		(20,626)
Provision For Income Taxes	-	812	-		2,775	3b	3,587
Net income (loss):	$(2,912)	$8,921	$(27,447)		$(2,775)		$(24,213)

Basic and diluted weighted average shares outstanding, Common stock	21,892,500						13,631,000
Basic and diluted net loss per share, Common stock	$(0.13)						$(1.78)

Net Income per share - basic and diluted - attributable to:
Angel Founder Units		110,000
Series A Units		42,761
Series R Units		54,000

Weighted average shares - basic and diluted - attributable to:
Angel Founder Units		$43.15
Series A Units		$43.15
Series R Units		$43.15

Greenrose Acquisition Corp

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2020

(Amounts in thousands of U.S. dollars, except per share data)

	Greenrose Acquisition Corp (Historical)	Theraplant (Historical)	Pro Forma Recapitalization Transaction Adjustments		Pro Forma Theraplant Transaction Adjustments		Combined Pro Forma
Revenues, net of discounts	$-	$28,375	$-		$-		$28,375
Operating Expenses:
Cost of goods sold (exclusive of depreciation)	-	8,875	-		-		8,875
Selling, General, and Administrative	-	-	-		-		-
Transaction costs	-	-	11,751	3a	-		11,751
Sales and Marketing	-	333	-		-		333
General and Administrative	-	2,505	-		-		2,505
Depreciation and Amortization	-	799	13,505	3b	-		14,304

Operating and formation costs	1,599	-	-		-		1,599
Total Operating Expenses:	1,599	12,512	25,256		-		39,367

Income (loss) from Operations:	(1,599)	15,863	(25,256)		-		(10,992)

Other Income (Expense):
Other Income (Expense), Net	-	-	-		8	3c	8
Gain on Sale of Property and Equipment	-	8	-		(8)	3c	-
Change in Fair Value of Derivatives	-	-	-		-		-
Interest expense	(273)	(102)	(21,617)	3d	(900)	3d	(22,619)
			273	3g
Interest earned on marketable securities held in Trust Account	1,157	-	(1,157)	3e	-		-
Change in fair value of private warrants liability	(574)	-	-		-		(574)
Change in fair value of Convertible promissory note, net – related party	(321)	-	321	3g	-		-
Total Other Income (Expense):	(11)	(94)	(22,180)		(900)		(23,185)

Income (Loss) Before Provision for Income Taxes:	(1,610)	15,769	(47,436)		(900)		(34,177)
Provision For Income Taxes	-	1,179	-		3,989	3f	5,168
Net income (loss):	$(1,610)	$14,590	$(47,436)		$(4,889)		$(39,345)

Basic and diluted weighted average shares outstanding, Common stock	19,779,057						13,631,000
Basic and diluted net loss per share, Common stock	$(0.08)						$(2.89)

Net Income per share - basic and diluted - attributable to:
Angel Founder Units		110,000
Series A Units		42,761
Series R Units		54,000

Weighted average shares - basic and diluted - attributable to:
Angel Founder Units		$48.65
Series A Units		$158.35
Series R Units		$45.69

1. Basis of Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are directly attributable to the Transactions and factually supportable.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated, nor do they purport to project the future operating results or financial position of Greenrose following the completion of the Transactions. They should be read in conjunction with the historical financial statements and notes thereto of Greenrose and the Operating Company.

The Business Combination are accounted for as an acquisition of the Operating Company by Greenrose. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed of the Operating Company based on their respective fair market value, with any excess purchase price allocated to goodwill. The pro forma purchase price allocation was based on estimates of the fair market value of the tangible and intangible assets and liabilities as described in Notes 2(f) and 2(g) of the unaudited condensed combined pro forma balance sheet adjustments in the accompanying notes to the unaudited pro forma condensed combined financial information. As of the date of this filing, the valuation studies necessary to determine the fair market value of the assets and liabilities to be acquired and the related allocations of purchase price are preliminary and prepared based on preliminary forecasts, discount rates, and limited publicly available information. A final determination of fair values will be based on the actual net tangible and intangible assets that existed as of the Closing Date of the Transactions. The final purchase price allocation will be based, in part, on third party appraisals and may differ than that reflected in the pro forma purchase price allocation, and any differences may be material.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transactions. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

There were no significant intercompany balances or transactions between Greenrose and the Operating Company as of the date and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Greenrose and the Operating Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Greenrose’s shares outstanding, assuming the Transactions occurred on January 1, 2020.

2. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

Transaction Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

a)	Reflects the reclassification of cash and cash equivalents held in Greenrose’s trust account that became available for transaction consideration, transaction expenses, and the operating activities following the Business Combination net of actual redemptions.

b)	Reflects the net cash proceeds from the Financing of the issuance of the secured loan for $88.0 million, less $3.5 million of original issue discount for net proceeds of $84.5 million. The secured loan was further reduced by $15.1 million allocated to paid in capital for equity classified detachable warrants on a relative fair value basis and $2.2 million of financing costs for net debt of $67.2 million. $0.5 million of financing fees were allocated to the equity classified warrants and were expensed as incurred.

c)	Reflects transaction costs Greenrose and the Operating Company incurred related to legal, financial advisory, and other professional fees amounting to approximately $14.4 million in order to consummate the Transactions. Included within transaction costs are $7.8 million of deferred underwriter discount and $2.6 million of fees owed to underwriters for the Financing which have both been accrued and will be paid at a later date. Additionally, $4.0 million of professional legal, accounting and consulting fees were incurred and expensed as incurred.

d)	Reflects the cash paid to the sellers of the Operating Company on the Closing Date, including an estimated net working capital adjustment calculated as of September 30, 2021 pursuant to the Business Combination Agreements. See Note 2(g).

e)	Represents adjustments for assets, liabilities and historical equity not acquired pursuant to the Business Combination Agreements as well as historical debt that was paid down upon Closing.

f)	As part of the preliminary valuation analysis, Greenrose identified customer relationships, trade names, and licenses as the acquired identifiable intangible assets. The fair value of identifiable intangible assets was mainly determined using the “income approach,” which requires a forecast of all expected future cash flows and the sales comparison approach. The fair value and useful life calculations are preliminary and subject to change after Greenrose finalizes its acquisition accounting of the Business Combination as of the Closing Date.

Intangible Asset	Estimated Fair Value	Weighted Average Useful Life in Years
Customer relationships	$17,200	5
Trade Name	3,800	3
Licenses	88,000	10
Fair value of intangible assets acquired	$109,000
Remove historical intangible assets	-
Pro forma transaction adjustment to intangible assets	$109,000

g)	As the accounting acquirer, Greenrose has performed a valuation analysis of the fair market value of the assets and liabilities of the Operating Company. This adjustment reflects the goodwill from the purchase price allocation as of December 31, 2020 resulting from the Business Combination. For purposes of determining the purchase price allocation, the fair market value of all tangible and intangible assets acquired, and liabilities assumed were estimated as of September 30, 2021. Except for the specific fair value adjustments discussed in the notes to the “Unaudited pro forma condensed combined financial information,” Greenrose has assumed that the historical carrying value of the assets acquired and liabilities assumed reflect fair value. The preliminary allocation of purchase price for each of the Operating Company is as follows:

Estimated GAAP consideration:
Cash, net of cash acquired	$90,000
Estimated preliminary net working capital adjustment	1,196
Greenrose stock	50,000
Seller note	10,000
Total estimated GAAP consideration	151,196

Allocated to:
A/R	1,381
Inventories	3,231
Prepaid expenses	240
PPE	12,265
Intangibles	109,000
DTA	-
Other non-current assets	-

A/P	(1,494)
Accruals	-
Taxes payable	-
Derivative liability	-

Debt	(5,147)

DTL	(58)
Preliminary net assets acquired	119,418
Preliminary allocation to goodwill	$31,778

h)	The following table presents the long-term debt outstanding following the completion of the Transactions on a pro forma basis, before any debt issuance costs or discounts:

Financing, term loan, net	$88,000
Seller note	10,000
Pro forma debt, net	$98,000

i)	Reflects the conversion of the $2 million convertible promissory notes into private placement warrants. The convertible promissory note has a bifurcated derivative which has been included in the carrying amount. The difference in the principal amount and the carrying amount inclusive of the derivative will be recorded as a gain or loss in the statement of operations.

j)	Represents the reclassification of common stock previously subject to redemption to permanent equity, less amounts actually redeemed.

k)	Pursuant to Theraplant Amendment No.1 to the Merger Agreement, Greenrose will issue 5.0 million shares of Common Stock as consideration.

l)	Reflects the forgiveness of Greenrose promissory notes- related party which were considered a contribution to Greenrose.

m)	Reflects the payment of $1.8 million of cash into a restricted account to reserve for the potential payment of the Deferred Cash Payment.

3. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 are as follows:

a)	Reflects the estimated amortization expense resulting from the recording of intangible assets being recorded in connection with the Business Combination.

b)	Reflects the incremental corporate income tax expense at a blended statutory rate of 26.5% for Theraplant which was historically taxed as a partnership and not as a corporation. Due to limitations on the deductibility of certain expenses pursuant to IRC Section 280E, the blended statutory rate was applied to the gross profit. Further, the incremental pro forma adjustments were not tax effected as they are not deductible for tax purposes subject to IRC Section 280E.

c)	Represents the impact to interest expense as a result of (i) the new long-term debt incurred as part of the Financing and (ii) the paydown of all debt and the elimination of the corresponding interest expense. See Notes 2(b), 2(h) and 2(e) for more information on debt financings. The table below represents the key terms of the new debt incurred in connection with the Business Combination and related Financing:

Debt Instrument	Principal	Interest Rate	Maturity
Financing – Senior Loan	$88,000	17.00%	12/1/2024
Seller note	$10,000	9.00%	12/31/2022
New Debt	$98,000

The table below reflects the summary of changes to interest expense due to new financings and paydowns.

	Financing	Theraplant	Total
	Interest	Interest	Interest
Pro forma Interest on New Debt	17,611	0	17,611
Historical interest expense	-	(146)	(146)
Pro forma Interest adjustment	$17,611	$(146)	$17,465

d)	Represents the elimination of interest income earned on Greenrose’s trust account for the nine months ended September 30, 2021.

e)	Reflects the elimination of interest expense and changes in fair value associated to the Greenrose convertible promissory note as discussed in Note 2i.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

a)	Reflects expensed transaction costs direct and incremental to the Transactions exclusive of $2.6 million of Financing fees which were offset against the debt proceeds.

b)	The following table summarizes the changes in the estimated amortization expense resulting from the changes in intangible assets being recorded in connection with the business Combination:

Theraplant Amortization
Pro Forma Amortization	$13,507
Historical Amortization	2
Pro Forma Adjustment	$13,505

c)	Adjustments reclassify certain expenses to conform to a combined expense presentation.

d)	Represents the impact to interest expense as a result of (i) the new long-term debt incurred as part of the Financing (ii) the issuance of the $10.0 million seller note and (iii) the paydown of all debt and the elimination of the corresponding interest expense. See Notes 2(b), 2(h) and 2(e) for more information on debt financings. The table below represents the key terms of the new debt incurred in connection with the Business Combination and related Financing:

Debt Instrument	Principal	Interest Rate	Maturity
Financing – Senior Loan	$88,000	17.00%	12/1/2024
Seller note	$10,000	9.00%	12/31/2022
New Debt	$98,000

The table below reflects the summary of changes to interest expense due to new financings and paydowns.

For the year ended December 31, 2020

	Financing	Theraplant	Total
	Interest	Interest	Interest
Pro forma Interest on New Debt	21,719	-	21,719
Seller note interest expense		900	900
Historical interest expense	-	(102)	(102)
Pro forma Interest adjustment	$21,719	$798	$22,517

e)	Represents the elimination of $1.2 million of interest income earned on Greenrose’s trust account for the year ended December 31, 2020.

f)	Reflects the incremental corporate income tax expense at a blended statutory rate of 26.5% for Theraplant, which were historically taxed as partnerships and not as corporations. Due to limitations on the deductibility of certain expenses pursuant to IRC Section 280E, the blended statutory rate was applied to the gross profit of these entities. Further, the incremental pro forma adjustments were not tax effected as they are not deductible for tax purposes subject to IRC Section 280E.

g)	Reflects the elimination of interest expense and changes in fair value associated to the Greenrose convertible promissory note as discussed in Note 2i.

4. Earnings Per Share

Pro Forma Weighted Average Shares (Basic and Diluted)

The following pro forma weighted average shares calculations have been performed for the nine months ended September 30, 2021 and for the year ended December 31, 2020. The unaudited condensed combined pro forma earnings per share (“EPS”), basic and diluted, are computed by dividing loss by the weighted-average number of shares of common stock outstanding during the period.

Greenrose has one class of common stock outstanding which will continue to be outstanding upon the close of the Transactions. Greenrose also has 15.0 million outstanding public warrants sold during the initial public offering, 2.2 million sold in connection with the underwriter over-allotment and 2.0 million warrants sold in private placements to purchase an aggregate of 19.2 million common shares. The warrants are exercisable at $11.50 per share amounts which exceeds the current market price of Greenrose’s common stock. These warrants are considered anti-dilutive and excluded from the loss per share calculation when the exercise price exceeds the average market value of the common stock price during the applicable period. The secured loan also provides the lender with 2.0 million warrants with a notional exercise price and are determined to be issued as common shares. These warrants will be substantially the same as the Public Warrants issued in connection with the IPO. The Public Warrants have been determined to be equity instruments.

	For the nine months ended September 30, 2021	For the year ended December 31, 2020
	Combined Pro Forma	Combined Pro Forma
In thousands, except per share data
Pro forma net loss attributable to common shareholders - basic and diluted	$(17,461)	$(39,345)
Basic and diluted weighted average shares outstanding	13,631	13,631
Pro Forma Basic and Diluted Loss Per Share	$(1.28)	$(2.89)

Pro Forma Basic and Diluted Weighted Average Shares
Greenrose Public Shareholders	1,988	1,988
Greenrose Initial Stockholders	4,313	4,313
Private Units	330	330
Total Greenrose	6,631	6,631

Lender warrants	2,000	2,000
Theraplant Shareholders	5,000	5,000
Total Pro Forma Basic and Diluted Weighted Average Shares	13,631	13,631

	For the nine months ended September 30, 2021	For the year ended December 31, 2020
	Combined Pro Forma	Combined Pro Forma
In thousands, except per share data
Pro forma net loss attributable to common shareholders - basic and diluted	$(24,213)	$(39,345)
Basic and diluted weighted average shares outstanding	13,631	13,631
Pro Forma Basic and Diluted Loss Per Share	$(1.78)	$(2.89)

Pro Forma Basic and Diluted Weighted Average Shares
Greenrose Public Shareholders	1,988	1,988
Greenrose Initial Stockholders	4,313	4,313
Private Units	330	330
Total Greenrose	6,631	6,631

Lender warrants	2,000	2,000
Theraplant Shareholders	5,000	5,000
Total Pro Forma Basic and Diluted Weighted Average Shares	13,631	13,631